UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – February 12, 2015

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	46-2488810
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Intermediate Holding Company LLC

(Exact name of registrant as specified in its charter)

Delaware	1-34544	26-1191638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Competitive Holdings Company LLC

(Exact name of registrant as specified in its charter)

Delaware	1-34543	75-1837355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On April 29, 2014 (the “Petition Date”), Energy Future Holdings Corp. and the substantial majority of its direct and indirect subsidiaries, including Energy Future Intermediate Holding Company LLC (“EFIH”), Energy Future Competitive Holdings Company LLC and Texas Competitive Electric Holdings Company LLC (collectively, the “Debtors”), but excluding Oncor Electric Delivery Holdings Company LLC and its direct and indirect subsidiaries, filed voluntary petitions for relief (the “Bankruptcy Filing”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). During the pendency of the Bankruptcy Filing, the Debtors are operating their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

Item 8.01.	Other Events.

On February 12, 2015, EFIH entered into a written consent (the “Consent”) with the required lenders under its Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of June 19, 2014 (the “DIP Facility”), that permits, under certain circumstances and subject to the approval of the Bankruptcy Court, EFIH to use up to $750 million of its cash to repay (the “Repayment”) principal and accrued interest on EFIH’s 11.00% Second Lien Notes due 2021 and its 11.75% Second Lien Notes due 2022. As of February 18, 2015 (i.e. the final date for lenders to enter into the Consent and receive the Consent Fee (as defined below)), a total of approximately 97% of the lenders under the DIP Facility entered into in the Consent.

In connection with the Consent, EFIH will pay, subject to the approval of the Bankruptcy Court, the consenting lenders an aggregate fee equal to approximately $13 million (the “Consent Fee”). EFIH filed a motion with the Bankruptcy Court requesting approval of, among other things, the Repayment, the Consent, and the Consent Fee. Pursuant to the Consent, such Bankruptcy Court approvals must be obtained by March 13, 2015. We cannot predict whether or not the Bankruptcy Court will approve the Repayment, the Consent or the Consent Fee (or the timing of such approval, if any).

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. All statements, other than statements of historical facts, are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although we believe that in making any such forward-looking statement our expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors under Item 1A, “Risk Factors” and the discussion under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Reports on Form 10-K (and in the corresponding sections of any subsequent Quarterly Reports on Form 10-Q) filed by each of Energy Future Holdings Corp., EFIH and Energy Future Competitive Holdings Company LLC and the following important factors, among others, that could cause actual results to differ materially from those projected in such forward-looking statements:

•	our ability to obtain the approval of the Bankruptcy Court with respect to motions filed in our Chapter 11 cases, including EFIH’s motion requesting approval of the Repayment, the Consent and the Consent Fee, and the outcomes of Bankruptcy Court rulings and our Chapter 11 cases in general;

•	the effectiveness of the overall restructuring activities pursuant to the Bankruptcy Filing and any additional strategies we employ to address our liquidity and capital resources;

•	the actions and decisions of creditors, regulators and other third parties that have an interest in our Chapter 11 cases; and

•	restrictions on us due to the terms of debtor-in-possession financing facilities and restrictions imposed by the Bankruptcy Court.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of them; nor can we assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. As such, you should not unduly rely on such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

/s/ Terry L. Nutt
Name:	Terry L. Nutt
Title:	Senior Vice President & Controller

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

/s/ Terry L. Nutt
Name:	Terry L. Nutt
Title:	Senior Vice President & Controller

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY LLC

/s/ Terry L. Nutt
Name:	Terry L. Nutt
Title:	Senior Vice President & Controller

Dated: February 23, 2015